Exhibit 99.18

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT, including additional securities purchase agreement that may be executed pursuant to which preferred shares will be purchased (each such closing referred to herein as this “Agreement”) is made and entered into as of February 4, 2014 by and among Skyline Medical Inc., a Delaware corporation (the “Company”), and the purchasers listed on Schedule I hereto (each a “Purchaser” and together the “Purchasers”). Certain terms used and not otherwise defined in the text of this Agreement are defined in Section 11 hereof.

RECITALS

WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act; and

WHEREAS, the Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company (i) shares of Series A Preferred Stock and (ii) warrants to purchase shares of common stock, $0.01 par value per share (the “Common Stock”), each in accordance with the terms and provisions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

1.          Authorization of Shares. The Company has authorized the issuance and sale of up to 40,000 shares of Series A Convertible Preferred Stock, par value $0.01, with the terms and rights set forth on the Certificate of Designation (the “Certificate of Designations”) in the form attached hereto as Exhibit B (the “Preferred Shares”) and warrants to acquire an aggregate of 3,076,923 shares of Common Stock (the “Warrants”) (as exercised, collectively, the “Warrant Shares”) for an aggregate purchase price of up to $4,000,000. The shares of Common Stock into which the Preferred Shares are convertible are referred to herein as the “Underlying Shares.” The Preferred Shares, the Underlying Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities.”

The Company intends to list its Common Stock on the Nasdaq Stock Market, the New York Stock Exchange or the NYSE MKT (each, a “Stock Exchange”) within 180 days of the Closing. If the Common Stock is not listed on a Stock Exchange within 180 days of the Closing, the Company shall issue to Purchaser Warrants to purchase an additional 4,615,385 shares of Common Stock.

2.          Sale and Purchase of the Securities. Upon the terms and subject to the conditions herein contained, the Company agrees to sell to each Purchaser, and each Purchaser agrees to purchase from the Company, at the one or more closing (as set forth in Section 3): (i) that number of Preferred Shares set forth opposite such Purchaser’s name on Schedule I hereto for the purchase price set forth opposite such Purchasers name and (ii) that number of Warrants set forth opposite such Purchaser’s name on Schedule I hereto for the purchase price set forth opposite such Purchasers name. The aggregate price paid by all Purchasers, as set forth on Schedule I, shall be referred to as the “Total Purchase Price.” At or prior to the Closing, each Purchaser will pay the aggregate purchase price set forth opposite such Purchaser’s name on Schedule I under the column “Total Purchase Price” by wire transfer of immediately available funds in accordance with wire instructions provided by the Company to the Purchasers prior to the Closing. On or before the Closing and pursuant to Section 6.9, the Company will instruct its transfer agent to deliver (x) a certificate representing the Preferred Shares as set forth on Schedule I and (y) a Warrant pursuant to which such Purchaser shall have the right to acquire up to such aggregate number of Warrant Shares as is set forth on Schedule I, in each case, duly executed on behalf of the Company and registered in the name of such Purchaser or its designee, against delivery of the Total Purchase Price. The foregoing notwithstanding, if the Purchaser has indicated to the Company at the time of execution of this Agreement a need to settle “delivery versus payment”, the Company shall deliver to such Purchaser or such Purchaser’s designated custodian the original stock certificates and Warrants on or prior to the Closing and, upon receipt the Purchaser shall wire the Total Purchase Price as provided in the third sentence of this Section 2.

3.          Closing. Subject to the satisfaction of the closing conditions set forth in Section 7, the one or more closings (each such closing referred to herein as the “Closing”) pursuant to one or more securities purchase agreements, with respect to the transaction contemplated in Section 2 hereof, shall take place at 10:00 a.m. EST at the offices of Reed Smith LLP, 599 Lexington Avenue, New York, NY 10022 on January 15, 2014, or at such other time and place as the Company and Purchasers may agree, including remotely via the exchange of documents and signatures (the “Closing Date”). To the extent the Conversion Price of the Preferred Shares or the exercise price of the Warrants in subsequent Closings is reduced, then all Securities shall be appropriately adjusted such that all Securities shall have the same terms. To the extent the Conversion Price of the Preferred Shares would be increased, then the Company shall issue a Series B of Preferred Shares with the same terms and conditions of the Series A Preferred Shares on a pari passu basis (including preferences regarding liquidation and dividends) other than the Conversion Price and the exercise price of the Warrants.

4.            Representations and Warranties of the Purchasers. Each Purchaser, severally but not jointly, represents and warrants to the Company that the statements contained in this Section 4 are true and complete as of the date of this Agreement and will be true and complete as of the date of the Closing:

4.1           Validity. The execution, delivery and performance of this Agreement and the other instruments referred to herein, in each case to which the Purchaser is a party, and the consummation by the Purchaser of the transactions contemplated hereby, have been duly authorized by all necessary corporate, partnership, limited liability company or similar actions, as applicable, on the part of such Purchaser. This Agreement has been duly executed and delivered by the Purchaser, and the other instruments referred to herein to which it is a party will be duly executed and delivered by the Purchaser, and each such agreement and other instruments constitutes or will constitute a valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.2           Brokers. There is no broker, investment banker, financial advisor, finder or other Person which has been retained by or is authorized to act on behalf of the Purchaser who might be entitled to any fee or commission for which the Company will be liable in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby.

4.3           Investment Representations and Warranties. The Purchaser understands and agrees that the offering and sale of the Securities has not been registered under the Securities Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.

4.4           Investor Questionnaire. In connection with the filing of a Registration Statement, the Company may require the Purchaser to furnish to the Company such information regarding the Purchaser and the Registrable Securities, as the Company may reasonably request in writing and as shall reasonably be required in connection with the filing of the Registration Statement. At least five (5) Business Days prior to the first anticipated filing date of such Registration Statement, the Company shall notify the Purchaser of any information the Company requests from the Purchaser.

4.5           Acquisition for Own Account. The Purchaser is acquiring the Securities for its own account for investment and not with a view toward distribution in a manner which would violate the Securities Act or any applicable state securities laws.

4.6           Ability to Protect Its Own Interests and Bear Economic Risks. The Purchaser, by reason of the business and financial experience of its management, has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement and is capable of evaluating the merits and risks of the investment in the Securities. The Purchaser is able to bear the economic risk of an investment in the Securities and is able to sustain a loss of all of its investment in the Securities without economic hardship, if such a loss should occur.

4.7           Accredited Investor. The Purchaser is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act.

4.8           Access to Information. The Purchaser has been given access to Company documents, records, and other information, and has had adequate opportunity to ask questions of, and receive answers from, the Company’s officers, employees, agents, accountants, and representatives concerning the Company’s business, operations, financial condition, assets, liabilities, and all other matters relevant to its investment in the Securities. The Purchaser understands that an investment in the Securities bears significant risk and represents that it has reviewed the SEC Reports (as defined in Section 5.14), which serve to qualify certain of the Company representations set forth below.

4.9           Restricted Securities.

(a)          The Purchaser understands that the Securities will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a private placement under Section 4(a)(2) of the Securities Act and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act only in certain limited circumstances.

(b)          The Purchaser acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act and under applicable state securities laws or an exemption from such registration is available. The Purchaser understands that the Company is under no obligation to register the Securities, except as provided in this Agreement.

(c)          The Purchaser is aware of the provisions of Rule 144 under the Securities Act which permits limited resales of securities purchased in a private placement.

4.10         Tax Advisors. The Purchaser has had the opportunity to review with the Purchaser’s own tax advisors the federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement. The Purchaser is relying solely on the Purchaser’s own determination as to tax consequences or the advice of such tax advisors and not on any statements or representations of the Company or any of its agents and understands that the Purchaser (and not the Company) shall be responsible for the Purchaser’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

4.11         Short Sales. Between the time the Purchaser learned about the offering contemplated by this Agreement and the public announcement of the offering, the Purchaser has not engaged in any short sales or similar transactions with respect to the Common Stock, nor has the Purchaser, directly or indirectly, caused any Person to engage in any short sales or similar transactions with respect to the Common Stock. The Purchaser shall not engage in any short sales involving the Common Shares in violation of the Securities Act. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall apply only with respect to the portion of assets managed by the portfolio managers that have knowledge about the financing transaction contemplated by this Agreement.

4.12         No General Solicitation and Advertising. The Purchaser represents and acknowledges that it has not been solicited to offer to purchase or to purchase any Securities by means of any general solicitation or advertising within the meaning of Regulation D under the Securities Act.

4.13         Rule 506(d) Representation. The Purchaser represents that it is not a person of the type described in Section 506(d) of Regulation D under the Securities Act that would disqualify the Company from engaging in a transaction pursuant to Section 506 of Regulation D under the Securities Act.

5.          Representations and Warranties by the Company. Except as disclosed in the SEC Reports, the Company represents and warrants to the Purchasers that the statements contained in this Section 5 are true and complete as of the date of this Agreement and will be true and complete as of the date of the Closing, as the case may be.

5.1           Capitalization. As of the date hereof, without giving effect to the Closing, the authorized capital stock of the Company consists of 800,000,000 shares of Common Stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. As of the date hereof, there are: (i) 222,056,675 shares of Common Stock issued and outstanding, (ii) no shares of Series A Convertible Preferred Stock issued and outstanding (the “Series A Preferred”), and (iii) 61,649,805 shares of Common Stock reserved for issuance upon exercise of options, warrants and other convertible securities outstanding as of the date hereof, which includes the Series A Preferred. The Company’s certificate of incorporation, as in effect on the date hereof, and the Company’s bylaws, as in effect on the date hereof, are each filed as exhibits to the SEC Reports.

5.2           Due Issuance and Authorization of Capital Stock. All of the outstanding shares of capital stock of the Company and each Subsidiary have been duly authorized, validly issued and are fully paid and non-assessable.

5.3           Organization. The Company and each Subsidiary (a) is duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (b) is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect, and (c) has all requisite corporate power and authority to own or lease and operate its assets and carry on its business as presently being conducted as disclosed in the SEC Reports.

5.4           Subsidiaries. The Company does not currently have any subsidiaries and any reference in this Agreement to “the Company and each Subsidiary” shall just refer to the Company.

5.5           Consents. Neither the execution, delivery or performance of this Agreement by the Company, nor the consummation by it of the obligations and transactions contemplated hereby (including, without limitation, the issuance, the reservation for issuance and the delivery of the Securities and the provision to the Purchasers of the rights contemplated by the Transaction Documents) requires any consent of, authorization by, exemption from, filing with or notice to any Governmental Entity or any other Person, other than filings required under applicable U.S. federal and state securities laws.

5.6           Authorization; Enforcement. The Company has all requisite corporate power and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance, the reservation for issuance and the delivery of the Securities and the provision to the Purchasers of the rights contemplated by the Transaction Documents). The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Securities and the provision to the Purchaser of the rights contemplated by the Transaction Documents), have been duly authorized by the Company’s board of directors or a duly authorized committee thereof and no further consent or authorization of the Company, its board of directors or its stockholders is required. This Agreement has been duly executed and delivered by the Company, and the other instruments referred to herein to which it is a party will be duly executed and delivered by the Company, and each such agreement constitutes or will constitute a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

5.7           Valid Issuance of Shares. The Securities have been duly and validly authorized and, when issued and paid for pursuant to this Agreement (or, in the case of the Underlying Shares and Warrant Shares, when issued upon conversion of the related Preferred Shares in accordance with the Certificate of Designation or upon exercise of a Warrant in accordance its terms), the Securities will be validly issued, fully paid and non-assessable, and shall be free and clear of all Encumbrances, and will not be subject to preemptive rights or other similar rights of stockholders of the Company.

5.8           No Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance, the reservation for issuance and the delivery of the Securities and the provision to the Purchaser of the rights contemplated by the Transaction Documents) will not (a) result in a violation of the certificate of incorporation, as amended, the by-laws, as amended, or any equivalent organizational document of the Company or any Subsidiary (the “Charter Documents”) or require the approval of the Company’s stockholders, (b) violate, conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any material agreement, lease, mortgage, license, indenture, instrument or other contract to which the Company or any Subsidiary is a party, (c) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, (d) result in a violation of or require stockholder approval under any rule or regulation of the OTCQB, or (e) result in the creation of any Encumbrance upon any of the Company’s or any of its Subsidiary’s assets. Neither the Company nor any Subsidiary is (i) in violation of its Charter Documents, (ii) in default (and no event has occurred which, with notice or lapse of time or both, would cause the Company or any Subsidiary to be in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any Subsidiary is a party to, nor has the Company or any Subsidiary received written notice of a claim that it is in default under, or that it is in violation of, any Material Contract (whether or not such default or violation has been waived), (iii) in violation of, or in receipt of written notice that it is in violation of, any law, ordinance or regulation of any Governmental Entity, except where the violation would not result in a Material Adverse Effect, and (iv) in violation of any order of any Governmental Entity having jurisdictional over the Company or any Subsidiary or any of the Company’s or any Subsidiary’s properties or assets.

5.9           OTCQB. The Common Stock is quoted on the OTCQB, and, except as disclosed in the SEC Reports, to the Company’s knowledge, there are no proceedings to revoke or suspend the trading of the Shares. The Company is in compliance with the requirements of the OTCQB for continued trading of the Common Stock thereon and any other applicable requirements of the OTCQB, and the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including the issuance of the Shares) will not result in any noncompliance by the Company with any such requirements.

5.10         Material Contracts. Each Material Contract is the legal, valid and binding obligation of the Company or a Subsidiary, as the case may be, enforceable against the Company or such Subsidiary, as the case may be, in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The Company and each Subsidiary, as the case may be, is in compliance with all material terms of the Material Contracts to which it is party, and there has not occurred any breach, violation or default or any event that, with the lapse of time, the giving of notice or the election of any Person, or any combination thereof, would constitute a breach, violation or default by the Company or any Subsidiary under any such Material Contract or, to the knowledge of the Company and each Subsidiary, by any other Person to any such contract except where such breach, violation or default would not have a Material Adverse Effect. Neither the Company nor any Subsidiary has been notified that any party to any Material Contract intends to cancel, terminate, not renew or exercise an option under any Material Contract, whether in connection with the transactions contemplated hereby or otherwise.

5.11         Right of First Refusal; Stockholders Agreement; Voting and Registration Rights. Except with respect to options and warrants listed above in Section 5.1 or as provided in this Agreement and for the options granted under the Company’s stock option plans disclosed in the SEC Reports, the Company does not have any outstanding options to purchase, or any right of first refusal, right of first offer, right of co-sale, stockholder rights plan, preemptive right or other right to subscribe for or to purchase any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations, or any registration right regarding the securities of the Company. There are no provisions of the Charter Documents, and no Material Contracts, other than this Agreement, that (a) may affect or restrict the voting rights of any Purchaser with respect to the Securities in its capacity as a stockholder of the Company, (b) restrict the ability of any Purchaser, or any successor thereto or assignee or transferee thereof, to transfer the Securities, (c) would adversely affect the Company’s or any Purchaser’s right or ability to consummate the transactions contemplated by this Agreement or comply with the terms of this Agreement and the transactions contemplated hereby, (d) require the vote of more than a majority of the Company’s issued and outstanding Common Stock, voting together as a single class, to take or prevent any corporate action, other than those matters requiring a different vote under Delaware law, or (e) entitle any party to nominate or elect any director of the Company or require any of the Company’s stockholders to vote for any such nominee or other person as a director of the Company in each case. There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities and there are no registration rights that will be triggered by the issuance of the Securities.

5.12         Previous Issuances. All shares of capital stock and other securities previously issued by the Company and each Subsidiary have been issued in transactions registered under or exempt from the registration requirements under the Securities Act and all applicable state securities or “blue sky” laws, and in compliance with all applicable corporate laws. The Company and each Subsidiary have not violated the Securities Act or any applicable state securities or “blue sky” laws in connection with the previous issuance of any shares of capital stock or other securities.

5.13         No Integrated Offering. Neither the Company, any Subsidiary, nor any of the Company’s or any Subsidiary’s Affiliates or any other Person acting on the Company’s or any Subsidiary’s behalf, has directly or indirectly engaged in any form of general solicitation or general advertising with respect to the Securities, nor have any of such Persons made any offers or sales of any security of the Company, any Subsidiary or any of the Company’s or any Subsidiary’s Affiliates or solicited any offers to buy any security of the Company, any Subsidiary or any of the Company’s or any Subsidiary’s Affiliates under circumstances that would require registration of the Securities under the Securities Act or any other securities laws or cause this offering of Securities to be integrated with any prior offering of securities of the Company or any Subsidiary for purposes of the Securities Act in any manner that would affect the validity of the private placement exemption under the Act for the offer and sale of the Securities hereunder. Notwithstanding anything herein to the contrary, and without prejudice to the representations set forth in this Section 5.13 or Section 4.12, in the event of any general solicitation or advertising with respect to the Securities, the Company hereby represents that is has satisfied the requirements set forth in Rule 506(c) of Regulation D under the Securities Act with respect to the offer and sale of Securities contemplated by this Agreement.

5.14      SEC Reports; Financial Statements.

(a)          The Company’s Common Stock is registered under Section 12 of the Exchange Act. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since January 1, 2012 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and, in each case, to the rules promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has delivered to each Purchaser, or each Purchaser has had access to, true and complete copies of the SEC Reports and all agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject, which are required to be described in or filed as exhibits to an SEC Report, and which have been so described or filed.

(b)          The financial statements and the related notes of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present the consolidated financial position of the Company as of and for the dates thereof and the consolidated results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. There is no transaction, arrangement, or other relationship between the Company or any Subsidiary and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in SEC Reports and is not so disclosed and would have or reasonably be expected to result in a Material Adverse Effect.

5.15         Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are effective in all material respects to ensure that material information relating to the Company, including any consolidated Subsidiaries, is made known to its chief executive officer and chief financial officer by others within those entities. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the most recently filed quarterly or annual periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed quarterly or annual periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. The Company maintains internal control over financial reporting (as such term is defined in Exchange Act Rule 13a-15(f) and 15d-15(f)) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and such internal control over financial reporting is effective. The Company presented in its most recently filed annual report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the Company’s internal control over financial reporting based on their evaluations as of the end of the period covered by such report. Since the Evaluation Date, there have been no significant changes in the Company’s internal control over financial reporting (as such term is defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal control over financial reporting.

5.16         Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

5.17         Absence of Litigation. There is no claim, action, suit, arbitration, investigation or other proceeding pending against, or to the knowledge of the Company and each Subsidiary, threatened against or affecting, the Company, any Subsidiary or any of the Company’s or any Subsidiary’s properties or, to the knowledge of the Company and each Subsidiary, any of its respective officers or directors before any Governmental Entity. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty relating to the Company or any Subsidiary. There has not been, and to the knowledge of the Company and each Subsidiary, there is not pending or contemplated, any investigation by the Commission of the Company or any Subsidiary or any current or former director or officer of the Company or any Subsidiary. The Company has not received any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act and, to the Company’s knowledge, the Commission has not issued any such order.

5.18         Taxes. The Company and each Subsidiary has properly filed all material federal, foreign, state, local, and other tax returns and reports which are required to be filed by it, which returns and reports were properly completed and are true and correct in all material respects, and all material taxes, interest, and penalties due and owing have been timely paid. There are no outstanding waivers or extensions of time with respect to the assessment or audit of any tax or tax return of the Company or any Subsidiary, or claims now pending or matters under discussion between the Company and any taxing authority in respect of any tax of the Company. The Company has no material uncertain tax positions pursuant to FASB Accounting Standards Codification Topic 740, Income Taxes.

5.19     Employee Matters.

(a)          The Company has disclosed in the SEC Reports any “employee benefit plan” subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that it or any Subsidiary maintains for employees.

(b)          No director or officer or other employee of the Company or any Subsidiary will become entitled to any retirement, severance, change of control, or similar benefit or enhanced or accelerated benefit (including any acceleration of vesting) or lapse of repurchase rights or obligations with respect to any employee benefit plan subject to ERISA or other benefit under any compensation plan or arrangement of the Company (each, an “Employee Benefit Plan”) as a result of the transactions contemplated in this Agreement.

(c)          No executive officer, to the knowledge of the Company and each Subsidiary, is, or is now reasonably expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant with the Company or any Subsidiary, and, to the knowledge of the Company and each Subsidiary, the continued employment of each such executive officer does not subject the Company or any Subsidiary to any material liability with respect to any of the foregoing matters.

(d)          The Company and each Subsidiary is in compliance with all applicable federal, state, local and foreign statutes, laws (including, without limitation, common law), judicial decisions, regulations, ordinances, rules, judgments, orders and codes respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, except where the failure to comply would not have a Material Adverse Effect, and no work stoppage or labor strike against the Company or any Subsidiary is pending or, to their knowledge, threatened, nor is the Company or any Subsidiary involved in or, to their knowledge, threatened with any labor dispute, grievance or litigation relating to labor matters involving any current or former employees of the Company, any Subsidiary or any independent contractors. There are no suits, actions, disputes, claims (other than routine claims for benefits), investigations or audits pending or, to the knowledge of the Company and each Subsidiary, threatened in connection with any Employee Benefit Plan, but excluding any of the foregoing which would not have a Material Adverse Effect.

5.20     Compliance with Laws.

(a)          The Company and each Subsidiary possess, and has been and is in material compliance with the terms of, all franchises, permits, licenses and other rights and privileges necessary to conduct the Company’s and each Subsidiary’s business and is in compliance with and has not violated, in any material respect, (i) any judgments, orders, decrees, injunctions or writs applicable to the Company or any Subsidiary, or (ii) any laws, statutes, ordinances, rules or regulations applicable to the conduct of the Company’s or any Subsidiary’s business, including, without limitation, the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any drug or drug candidate under development, manufactured or distributed by the Company or any Subsidiary (collectively, “Applicable Laws”). Neither the Company nor any Subsidiary has received any actual notice of any proceeding relating to revocation or modification of any such franchise, permit, license or other right or privilege except where such revocation or modification would not reasonably be expected to have a Material Adverse Effect.

(b)          The Company and each Subsidiary

(i)          has not received any, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the U.S. Food and Drug Administration (the “FDA”) or any other federal, state, local or foreign governmental or regulatory authority alleging or asserting material noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”);

(ii)         possesses all material Authorizations and such Authorizations are valid and in full force and effect and the Company is not in material violation of any term of any such Authorizations;

(iii)        has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA or any other federal, state, local or foreign governmental or regulatory authority or third party alleging that any study, clinical trial, operation or activity related to any product or product under development by the Company is in material violation of any Applicable Laws or Authorizations and has no knowledge that the FDA or any other federal, state, local or foreign governmental or regulatory authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding;

(iv)        has not received notice that the FDA or any other federal, state, local or foreign governmental or regulatory authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Authorizations and has no knowledge that the FDA or any other federal, state, local or foreign governmental or regulatory authority is considering such action;

(v)         has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); and

(vi)        has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated, conducted or intends to initiate any such notice or action.

5.21         Brokers. There is no investment banker, broker, finder, financial advisor or other Person that has been retained by or is authorized to act on behalf of the Company or any Subsidiary who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

5.22         Environmental Matters.

(a)          (i) No written notice, notification, demand, request for information, citation, summons, complaint or order has been received by, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of the Company and each Subsidiary, threatened by any Person against the Company or any Subsidiary and no penalty has been assessed against the Company or any Subsidiary with respect to any matters relating to or arising out of any Environmental Law but excluding any of the foregoing which would not have a Material Adverse Effect; (ii) the Company and each Subsidiary is in compliance with all Environmental Laws except where the failure to comply would not have a Material Adverse Effect; and (iii) to the knowledge of the Company and each Subsidiary, there are no liabilities of or relating to the Company or any Subsidiary relating to or arising out of any Environmental Law except such as would not have a Material Adverse Effect, and, to the knowledge of the Company and each Subsidiary, there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability.

(b)          For purposes of this Agreement, the term “Environmental Laws” means federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, codes, injunctions, permits and governmental agreements relating to human health and the environment, including, but not limited to, Hazardous Materials; and the term “Hazardous Material” means all substances or materials regulated as hazardous, toxic, explosive, dangerous, flammable or radioactive under any Environmental Law including, but not limited to: (i) petroleum, asbestos, or polychlorinated biphenyls and (ii) in the United States, all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan.

5.23         Intellectual Property Matters.

(a)          “Intellectual Property” means any and all of the following arising under the laws of the United States, any other jurisdiction or any treaty regime: (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (iv) all trade secrets and confidential business information (including, without limitation, ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (v) all computer software (including, without limitation, data and related documentation and except for any commercial “shrink-wrapped” software) and source codes (other than open source codes), (vi) all other proprietary rights, (vii) all copies and tangible embodiments of the foregoing (in whatever form or medium) and (viii) all licenses or agreements in connection with the foregoing. “Company Intellectual Property” means all Intellectual Property which is used in connection with, and is material to, the business of the Company or any Subsidiary and all Intellectual Property owned by the Company or any Subsidiary, provided that any Intellectual Property that is licensed by the Company and each Subsidiary shall be included within the meaning of Company Intellectual Property only within the scope of use by the Company or in connection with the Company’s and each Subsidiary’s business.

(b)          Excluding any of the following which would not have a Material Adverse Effect, with respect to each item of Company Intellectual Property that is material to the Company’s and each Subsidiary’s business:

(i)          The Company and each Subsidiary possess all rights, titles and interests in and to the item if owned by the Company or any Subsidiary, as applicable, free and clear of any Encumbrance, license or other restriction, and possess all rights necessary in the case of a licensed item to use such item in the manner in which it presently uses the item or reasonably contemplates using such item, and the Company and each Subsidiary has taken or caused to be taken reasonable and prudent steps to protect its rights in and to, and the validity and enforceability of, the item owned by the Company or any Subsidiary;

(ii)         the item if owned by the Company or any Subsidiary is not, and if licensed, to the knowledge of the Company and each Subsidiary is not, subject to any outstanding injunction, judgment, order, decree, ruling or charge naming the Company or any Subsidiary;

(iii)        no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending that challenges the legality, validity, enforceability, use or ownership of the item;

(iv)        to the knowledge of the Company and each Subsidiary, the item does not infringe upon any valid and enforceable Intellectual Property right or other right of any third party;

(v)         to the knowledge of the Company and each Subsidiary, no third party has infringed upon or misappropriated the Company’s or any Subsidiary’s intellectual property rights in the item;

(vi)        the Company and each Subsidiary is not party to any option, license, sublicense or agreement of any kind covering the item under which that it is in breach or default, and to the knowledge of the Company and each Subsidiary no event has occurred which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration thereunder; and

(vii)       each option, license, sublicense or agreement of any kind covering the item is legal, valid, binding, enforceable and in full force and effect.

(c)          All registered patents, copyrights, trademarks and service marks included in the Company Intellectual Property: (x) if owned by the Company and (y) if licensed, to the knowledge of the Company and each Subsidiary, are valid and subsisting and are not subject to any claims, Encumbrances, taxes or other fees except for periodic filing, annuity and maintenance fees and Permitted Liens.

(d)          None of the Key Employees are obligated under any contract (including, without limitation, licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of his or her reasonable diligence to promote the interests of the Company or any Subsidiary or that would conflict with the Company’s or any Subsidiary’s business as presently conducted. Neither the execution, delivery or performance of this Agreement, nor the carrying on of the Company’s or any Subsidiary’s business by the employees of the Company or any Subsidiary, nor the conduct of the Company’s or any Subsidiary’s businesses as presently conducted, will violate or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant, or instrument under which any such Key Employee is obligated, and which violation, breach or default would be materially adverse to the Company or any Subsidiary. As used herein, “Key Employees” means those executive officers and employees of the Company as are required to be identified pursuant to Item 401(b) or (c) of Regulation S-K promulgated by the Commission.

(e)          The Company has entered into confidentiality and proprietary information and assignment of inventions agreements, substantially in the form previously provided or made available to the Purchasers, with the executive officers of the Company and each Subsidiary. Neither the Company nor any Subsidiary is aware of any violation by any such executive officers of such agreements.

(f)          No stockholder, member, director, officer or employee of the Company or any Subsidiary has any right, title or interest in any of the Company Intellectual Property.

(g)          To the knowledge of the Company and each Subsidiary, it is not, nor will it be, necessary to utilize any inventions, trade secrets or proprietary information of any of the Company’s or any Subsidiary’s employees made prior to their employment by the Company or any Subsidiary, except for valid and enforceable inventions, trade secrets or proprietary information that have been assigned to the Company or any Subsidiary.

(h)          The Company and each Subsidiary maintains policies and procedures regarding data security, privacy and data use that are commercially reasonable and, in any event, comply with the Company’s and each Subsidiary’s obligations to its customers and applicable laws, rules and regulations except where the failure to comply would not have a Material Adverse Effect. To the knowledge of the Company and each Subsidiary, there have not been, and the transaction contemplated under this Agreement will not result in, any security breaches of any security policy, data use restriction or privacy breach under any such policies or any applicable laws, rules or regulations, except where such breach would not have a Material Adverse Effect.

(i)          To the knowledge of the Company, the Company’s and each of the Company Subsidiary’s businesses as currently conducted and proposed to be conducted does not and will not infringe, misappropriate or violate any Intellectual Property of any third party, except where such conduct would not have a Material Adverse Effect.

5.24         Related-Party Transactions. Except as disclosed in the SEC Reports, no stockholder who is known by the Company to beneficially own 5% or more (on a fully-diluted basis) of any class of equity securities and no officer or director of the Company or any Subsidiary, or member of the foregoing’s immediate family, is currently indebted to the Company or any Subsidiary, nor is the Company or any Subsidiary indebted (or committed to make loans or extend or guarantee credit) to any of such individuals. Except as set forth in the SEC Reports, as of the date hereof, no stockholder known by the Company to beneficially own 5% or more (on a fully-diluted basis) of any class of equity securities and no officer or director of the Company or any Subsidiary, or member of the foregoing’s immediate family, is a party to any contract or agreement with the Company or any Subsidiary. All transactions that have occurred between or among the Company and any Subsidiary, on the one hand, and any of the Company’s or any Subsidiary’s officers or directors, or any affiliate or affiliates of any such officer or director, on the other hand, prior to the date hereof have been disclosed in the SEC Reports.

5.25         Title to Property and Assets. Neither the Company nor any Subsidiary owns any real property. The Company and each Subsidiary own or have legally enforceable rights to use or hold for use its personal property and assets free and clear of all Encumbrances except: (i) Permitted Liens and (ii) such other Encumbrances, if any, that individually or in the aggregate, do not and would not detract from the value of any asset or property of the Company or any Subsidiary or interfere with the use or contemplated use of any personal property of the Company or any Subsidiary. With respect to any real property, the Company and each Subsidiary is not in violation in any material respect of any of its leases. All machinery, equipment, furniture, fixtures and other personal property that is material to the Company’s and each Subsidiary’s business and all buildings, structures and other facilities, if any, including, without limitation, office or other space, used by the Company or any Subsidiary in the conduct of its business and material to its business, are in good operating condition and fit for operation in the ordinary course of business (subject to normal wear and tear) except for any defects which will not interfere with the conduct of normal operations of the Company or any Subsidiary, as the case may be.

5.26         Disclosure. The Company understands and confirms that the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. No representation or warranty by the Company contained in this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4 hereof. The Company confirms that neither it nor any of its officers or directors nor any other Person acting on its or their behalf has provided, and it has not authorized any other Person to provide, any Purchaser or its respective agents or counsel with any information that it believes constitutes material non-public information except insofar as the existence, provisions and terms of the Transaction Documents and the proposed transactions thereunder may constitute such information, all of which will be disclosed by the Company in the press release or 8-K Filing, as contemplated by Section 6.7 hereof.

5.27         Absence of Changes. Since December 31, 2012, there has not been any Material Adverse Effect or any event or events that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect. Since December 31, 2012, (i) there has not been any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, (ii) neither the Company nor any Subsidiary has sustained any material loss or interference with the Company’s or any Subsidiary’s business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, and (iii) neither the Company nor any Subsidiary has incurred any material liabilities except in the ordinary course of business.

5.28         Suppliers and Customers. Neither the Company nor any Subsidiary has any knowledge of any termination, cancellation or threatened termination or cancellation or limitation of, or any material dissatisfaction with, the business relationship between the Company or any Subsidiary and any material supplier, customer, vendor, customer or client.

5.29         Regulatory Permits. The Company and each Subsidiary possess all material certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct the Company’s or any Subsidiary’s business, as they are currently being conducted (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

5.30         Indebtedness. Other than Permitted Indebtedness, neither the Company nor any Subsidiary (i) has any outstanding Indebtedness, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by any other party to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect or potential future violations relating to the inability to honor conversions of indebtedness into Common Stock due to having an insufficient number of shares of Common Stock authorized and available for issuance, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s or such Subsidiary’s officers, as applicable, has or is expected to have a Material Adverse Effect.

5.31         Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

5.32         Accountants. Olsen Thielen & Co., Ltd., who expressed their opinion with respect to the financial statements included in the SEC Reports, are independent accountants as required by the Exchange Act and the rules and regulations promulgated thereunder. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and Olsen Thielen & Co., Ltd. To the Company’s knowledge, Olsen Thielen & Co., Ltd. is an independent registered public accounting firm as required by the Securities Act.

5.33         Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Charter Documents or any stockholder rights plan of the Company or the laws of its state of incorporation (including Section 203 of the Delaware General Corporation Law) that is or could become applicable to each Purchaser as a result of such Purchaser and the Company fulfilling their obligations or exercising their rights under this Agreement, including without limitation as a result of the Company’s issuance of the Securities and any Purchaser’s ownership of the Securities.

5.34         Foreign Corrupt Practices. Since January 1, 2012, neither the Company, its Subsidiaries, nor to the Company’s and each Subsidiary’s knowledge, any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company or any Subsidiary (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of in any material respect any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

5.35         Private Placement. Neither the Company nor its Subsidiaries or any affiliates, nor any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Securities under the Securities Act. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4 hereof, the issuance of the Securities are exempt from registration under the Securities Act.

5.36         Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity with respect to the Company) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents to the Company in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Purchaser’s purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

5.37         No Registration Rights. No person has the right to (i) prohibit the Company from filing a Registration Statement or (ii) require the Company to register any securities for sale under the Securities Act by reason of the filing of a Registration Statement except in the case of clause (ii) for rights which have been properly waived. The granting and performance of the registration rights under this Agreement will not violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture, or instrument to which the Company is a party.

5.38         Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary for a company (i) in the businesses and location in which the Company is engaged, (ii) with the resources of the Company, and (iii) at a similar stage of development as the Company. The Company has not received any written notice that the Company will not be able to renew its existing insurance coverage as and when such coverage expires. The Company believes it will be able to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

5.39         No Manipulation of Stock. Neither the Company, nor any of its Affiliates, has taken, nor will any of them take, directly or indirectly any action designed to stabilize or manipulate the price of the Common Stock, the Preferred Shares or any security of the Company to facilitate the sale or resale of any of the Securities.

5.40         No Additional Agreements. The Company has no other agreements or understandings (including, without limitation, side letters) with any Purchaser to purchase Securities on terms other than as set forth herein.

5.41         Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1) under the Securities Act.

5.42         Ability to Conduct Transactions under Rule 506. The Company is not, to the best of its knowledge, disqualified under Rule 506(d) of the Securities Act from conducting an offering pursuant to Rule 506, and all disclosures, if any, required by such Rule 506(d) to be disclosed to any Purchaser have been set forth herein.

6.             Covenants of the Company and Purchasers.

6.1           Reasonable Best Efforts. Each party shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 7 of this Agreement.

6.2           Reporting Status. During the Reporting Period, the Company shall (i) timely file all reports required to be filed with the Commission pursuant to the Exchange Act or the rules and regulations thereunder and (ii) not take any action or file any document (whether or not permitted by the Exchange Act or the rules promulgated thereunder) to terminate or suspend the Company’s reporting and filing obligations under the Exchange Act.

6.3           Use of Proceeds. The Company will use the proceeds from the sale of the Securities for increased sales and installation teams and general working capital purposes.

6.4           Financial Information. So long as any Securities are held by a Purchaser, the Company agrees to send the following to such Purchaser during the Reporting Period (except to the extent that the following are publicly available and not otherwise required to be sent directly, in which case the Company shall have no obligations under this Section 6.4 with respect to such publicly available information): (i) within one (1) Business Day after the filing thereof with the Commission, a copy of its Annual Reports and Quarterly Reports on Form 10-K or 10-Q, any interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the Securities Act, (ii) on the same day as the release thereof, facsimile or e-mailed copies of all press releases issued by the Company, and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders. As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

6.5           Conduct of Business. The business of the Company shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

6.6           Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by the Purchasers in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and in effecting a pledge of Securities, the Purchasers shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by the Purchasers.

6.7           Disclosure of Transactions and Other Material Information. On or before 9:30 a.m. EST on the second Business Day following the date of this Agreement, the Company shall issue a press release and file a Current Report on Form 8-K describing the terms and conditions of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and attaching this Agreement as an exhibit to such filing (including all attachments, the “8-K Filing”). The Company shall not publicly disclose the name of any Purchaser or any affiliate or investment adviser of the Purchaser, or include the name of any Purchaser or any affiliate or investment adviser of the Purchaser in any filing with the Commission (other than in a Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic report or current report filing requirements under the Exchange Act) or any regulatory agency, without the prior written consent specifically given in writing by such Purchaser, except to the extent such disclosure is required by law or regulations, in which case the Company shall provide each Purchaser whose name is to be disclosed with prior notice of such disclosure and a reasonable opportunity to comment on the proposed disclosure insofar as it relates specifically to such Purchaser. Subject to the foregoing, neither the Company nor the Purchasers shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Purchasers, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations.

6.8           Expenses. The Company and each Purchaser agree that each Purchaser is liable for, and will pay, its own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, except that the Company shall reimburse the Purchasers’ reasonable legal fees, not to exceed $15,000 in the aggregate, and to be apportioned among the Purchasers in proportion to their respective purchase prices paid for the Securities.

6.9           Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Purchaser or its respective nominee(s), for the Conversion Shares in such amounts as specified from time to time by each Purchaser to the Company upon conversion of the Preferred Shares and for the Warrant Shares in such amounts as specified from time to time by each Purchaser to the Company upon conversion of the Warrants (the “Irrevocable Transfer Agent Instructions”). Prior to registration of the Conversion Shares or Warrant Shares under the Securities Act or receipt by the Company of the opinion described below, all such certificates shall bear the restrictive legend specified in Section 8.1 of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 6.9 will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. If a Purchaser provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of all or some of such Purchaser’s Securities may be made without registration under the Securities Act or the Purchaser provides the Company with reasonable assurances that such Securities can be sold pursuant to Rule 144 within the limitations of Rule 144, the Company shall permit the transfer, and, in the case of the Conversion Shares and Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser and without any restrictive legend. The Company acknowledges that a breach by it of its obligations under this Section 6.9 will cause irreparable harm to the Purchasers by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 6.9 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 6.9, that the Purchasers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6.10         Underlying Shares; Conversion Procedures. The Company shall reserve and keep available at all times during which the Preferred Shares and the Warrants remain outstanding, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Underlying Shares and Warrants Shares upon conversion of the Preferred Shares pursuant to the Certificate of Designation and the exercise of the Warrants pursuant to its terms, respectively. The form of Notice of Conversion included in the Certificate of Designation set forth the totality of the procedures required of the Purchasers in order to convert the Preferred Shares. No additional legal opinion, other information or instructions shall be required of the Purchasers to convert their Preferred Shares or exercise their Warrants. The Company shall honor conversions of the Preferred Shares and exercise of Warrants, respectively, and shall deliver Underlying Shares and Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

6.11         Rule 506(d) Compliance. If any Purchaser becomes the beneficial owner of 20% or more of the issuer’s outstanding equity securities, calculated on the basis of voting power, each such Purchaser will notify the Company in writing within three days of: (i) the occurrence of any of the “Bad Actor” disqualifying events described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”) relating to such Purchaser, or (ii) any event that would, with the passage of time, become a Disqualification Event relating to such Purchaser.

6.12         Limitation on Forward Pricing Transactions. So long as any Preferred Shares or Warrants are outstanding, the Company shall not prior to the date that is two years after the Closing Date, enter into any contract, transaction or arrangement, or agree to enter into any contract, transaction, or arrangement or issue any security or instrument that provides for, forward pricing of shares of Common Stock, other than any securities issued under the Company’s employee compensation plans.

7.             Conditions of Parties’ Obligations.

7.1           Conditions of the Purchasers’ Obligations at the Closing. The obligations of the Purchasers under Section 2 hereof are subject to the fulfillment, prior to the Closing, of all of the following applicable conditions, any of which may be waived in whole or in part by the Purchasers in their absolute discretion. If the following conditions are not satisfied on or before February 15, 2014 then any Purchaser may terminate this Agreement with respect to that particular Purchaser upon providing written notice to the Company.

(a)          Representations and Warranties. The representations and warranties of the Company contained in this Agreement and in any certificate, if any, or other writing, if any, delivered by the Company pursuant hereto shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except for such representations and warranties that are qualified by materiality (including by "material" or "Material Adverse Effect"), which shall be true and correct in all respects and except to the extent that such representations and warranties expressly relate to an earlier date or representations and warranties which shall be true and correct as of such date.

(b)          Performance. The Company shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied by it on or prior to the Closing Date.

(c)          Delivery. The Company shall deliver this Agreement duly executed by the Company and evidence of the filing and acceptance of the Certificate of Designation from the Secretary of State of Delaware.

(d)          Consents and Waivers. The Company shall have obtained all consents or waivers necessary to execute and perform its obligations under this Agreement. All corporate and other action and governmental filings necessary for the Company to effectuate the terms of this Agreement and other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken by the Company, and no Material Adverse Effect has occurred with respect to the operation of the Company’s business.

(e)          No Material Adverse Effect. Since the date of the latest audited balance sheet of the Company included in the SEC Reports, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

(f)          Certificate of Designation of Rights and Preferences. Prior to the Closing, the Certificate of Designation in the form of Exhibit B attached hereto shall have been filed with the Secretary of State of Delaware.

(g)          Legal Opinion. The Company shall have delivered to each Purchaser an opinion, dated as of the Closing Date, from Reed Smith LLP, counsel to the Company, in substantially the form attached hereto as Exhibit C.

(h)          Transfer Agent Instructions. The Company shall have delivered to its transfer agent irrevocable instructions to issue to each Purchaser or in such nominee name(s) as designated by such Purchaser in writing (i) one or more certificates representing such Preferred Shares set forth opposite such Purchaser’s name on Schedule I hereto; provided, however, that if such Purchaser has indicated to the Company at the time of execution of this Agreement a need to settle “delivery versus payment”, the Company shall deliver to such Purchaser or such Purchaser’s designated custodian such original stock certificates to be acquired by such Purchaser.

(i)          Officer’s Certificate. The Company shall have delivered to each Purchaser a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or its Chief Financial Officer, certifying to the fulfillment of the conditions specified in Sections 7.1(a), (b), (d) and (e).

(j)          Secretary’s Certificate. The Company shall have delivered to each Purchaser a certificate of the Secretary of the Company, dated as of the Closing Date, (i) certifying as to the resolutions adopted by the board of directors of the Company or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, (ii) certifying the current versions of the certificate or articles of incorporation, as amended, and by-laws, as amended, of the Company and (iii) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

(k)          Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

(l)          No Governmental Prohibition. The sale of the Securities by the Company shall not be prohibited by or violate any law or governmental order or regulation.

7.2           Conditions of the Company’s Obligations. The obligations of the Company under Section 2 hereof are subject to the fulfillment prior to or on the Closing Date of all of the following conditions, any of which may be waived in whole or in part by the Company: (i) each Purchaser at the Closing shall have performed all of its obligations hereunder required to be performed by it at or prior to the Closing, and (ii) the representations and warranties of the Purchasers at the Closing contained in this Agreement shall be true and correct at and as of the Closing as if made at and as of the Closing (except to the extent expressly made as of an earlier date, in which case as of such earlier date). If the foregoing conditions are not satisfied on or before February 15, 2014, then the Company may terminate this Agreement upon providing written notice to the Purchasers.

8.           Transfer Restrictions; Restrictive Legend.

8.1           Transfer Restrictions. The Purchasers understand that the Company may, as a condition to the transfer of any of the Securities, require that the request for transfer be accompanied by an opinion of counsel reasonably satisfactory to the Company, to the effect that the proposed transfer does not result in a violation of the Securities Act, unless such transfer is covered by an effective registration statement or by Rule 144 or Rule 144A under the Securities Act; provided, however, and consistent with section 6.9, an opinion of counsel shall not be required for a transfer by a Purchaser that is (A) a partnership transferring to its partners or former partners in accordance with partnership interests, (B) a corporation transferring to a wholly owned subsidiary or a parent corporation that owns all of the capital stock of such Purchaser, (C) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, (D) an individual transferring to such Purchaser’s family member or trust for the benefit of an individual Purchaser, (E) a Purchaser transferring its Securities to any Affiliate of such Purchaser, in the case of an institutional investor, or other Person under common management with such Purchaser, or (F) a transfer that is made pursuant to a bona fide gift to a third party; provided, further, that (i) if effected before the effective date of the Registration Statement or at a time when the Securities transferred are eligible for resale pursuant to Section 4(a)(1) of the Securities Act (including by virtue of the safe harbor provisions of Rule 144) or when the Securities do not bear the legend set forth below, the transferee in each case agrees to be subject to the restrictions in this Section 8 and provides the Company with a representation letter containing substantially the same representations and warranties in Sections 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8 and 4.9 hereof, (ii) the Company in good faith satisfies itself that the transfer is exempt from, or not subject to, the registration and prospectus-delivery requirements of the Securities Act and (iii) in the case of transferees that are partners or limited liability company members, the transfer is for no consideration. It is understood that the certificates evidencing the Securities may bear substantially the following legend, except as provided in Section 8.2:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OF SUCH ACT.”

8.2           Unlegended Certificates. The Company shall, at its sole expense, upon appropriate notice from any Purchaser stating that Registerable Securities have been sold pursuant to an effective Registration Statement, timely prepare and deliver certificates representing the Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free of any restrictive legends and in such denominations and registered in such names as such Purchaser may request. Further, the Company shall, at its sole expense, cause its legal counsel or other counsel satisfactory to the transfer agent (i) while the Registration Statement is effective, to issue to the transfer agent a “blanket” legal opinion to allow sales without restriction pursuant to the effective Registration Statement and (ii) provide all other opinions as may reasonably be required by the transfer agent in connection with the removal of legends. A Purchaser may request that the Company remove, and the Company agrees to authorize the removal of, any legend from such Securities, following the delivery by a Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such Securities (i) following any sale of such Securities pursuant to Rule 144, (ii) if such Securities are eligible for sale under Rule 144(b)(1), or (iii) following the time a legend is no longer required with respect to such Securities. If a legend is no longer required pursuant to the foregoing, the Company will no later than three (3) Business Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such Securities deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive legends. Certificates for Securities free from all restrictive legends may be transmitted by the Company’s transfer agent to the Purchasers by crediting the account of the Purchaser’s prime broker with the Depository Trust Company (“DTC”) as directed by such Purchaser. The Company warrants that the Securities shall be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. If a Purchaser effects a transfer of the Securities in accordance with Section 8.1, the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Purchaser to effect such transfer. Each Purchaser hereby agrees that the removal of the restrictive legend pursuant to this Section 8.2 is predicated upon the Company’s reliance that such Purchaser will sell any such Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

9.           Registration, Transfer and Substitution of Certificates for Securities.

9.1           Stock Register; Ownership of Securities. The Company will keep at its principal office, or cause its transfer agent to keep, a register in which the Company will provide for the registration of transfers of the Securities. The Company may treat the Person in whose name any of the Securities are registered on such register as the owner thereof and the Company shall not be affected by any notice to the contrary. All references in this Agreement to a “holder” of any Securities shall mean the Person in whose name such Securities are at the time registered on such register.

9.2           Replacement of Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing any of the Securities, and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement and surety bond reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender of such certificate for cancellation at the office of the Company maintained pursuant to Section 9.1 hereof, the Company at its expense will execute and deliver, in lieu thereof, a new certificate representing such Security, of like tenor.

10.          Registration Rights of Purchasers.

10.1         Mandatory Registration. The Company shall prepare, and, as soon as practicable but in no event later than 90 days after the Closing Date (the “Filing Deadline”), file with the Commission a Registration Statement under the Act on an appropriate form covering the resale of the full amount of the Underlying Shares and the Warrant Shares (including any securities into or for which the foregoing securities have been converted or exchanged, and any security issued with respect thereto upon any stock dividend, split or similar event, the “Registrable Securities”). The Company shall use its commercially reasonable efforts to have the Registration Statement become effective under the Securities Act as soon as practicable, but in no event later than the date (the “Effectiveness Deadline”), which shall be either (i) in the event that the staff of the Commission (the “Staff”) does not review the Registration Statement, 105 days after the Closing Date, or (ii) in the event that the Commission reviews the Registration Statement, 150 days after the Closing Date (but in any event, no later than three Business Days from the date the Staff indicates that it has no further comments on the Registration Statement).

Subject to any comments from the Staff, such Registration Statement shall include the plan of distribution attached hereto as Exhibit A; provided, however, that no Purchaser shall be named as an “underwriter” in the Registration Statement without the Purchaser’s prior written consent. Such Registration Statement also shall cover pursuant to Rule 416 such indeterminate number of additional shares of Common Stock due to changes in the number of shares of Common Stock issuable upon conversion of the Preferred Shares resulting from changes in the Conversion Price pursuant to the terms of the Certificate of Designation. Such Registration Statement shall not include securities other than the Registrable Securities without the prior written consent of the Required Holders.

10.2         Rule 415; Cutback. If at any time the Staff takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires any Purchaser to be named as an “underwriter”, the Company shall use its reasonable best efforts to persuade the Staff that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Purchasers is an “underwriter”. In the event that, despite the Company’s reasonable best efforts and compliance with the terms of this Section 10.2, the Staff refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the Staff may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name any Purchaser as an “underwriter” in such Registration Statement without the prior written consent of such Purchaser. Any cut-back imposed on the Purchasers pursuant to this Section 10.2 shall be allocated among the Purchasers on a pro rata basis (after giving effect to the conversion in full of the Preferred Shares notwithstanding any limitation on conversion contained in the Certificate of Designation), unless the SEC Restrictions otherwise require or provide or the Purchasers otherwise agree. No liquidated damages shall accrue as to any Cut Back Shares until such date as the Company is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions (such date, the “Restriction Termination Date” of such Cut Back Shares). In furtherance of the foregoing, each Purchaser shall provide the Company with prompt written notice of its sale of substantially all of the Registrable Securities under the Registration Statement such that the Company will be able to file one or more additional registration statements covering the Cut Back Shares. From and after the Restriction Termination Date applicable to any Cut Back Shares, all of the provisions of this Section 10 (including the liquidated damages provisions) shall again be applicable to such Cut Back Shares; provided, however, that (i) the Filing Deadline for the Registration Statement including such Cut Back Shares shall be twenty (20) Business Days after such Restriction Termination Date, and (ii) the Effectiveness Deadline with respect to such Cut Back Shares shall be the 90th day immediately after the Restriction Termination Date or the 150th day if the Staff reviews such Registration Statement (but in any event no later than three Business Days from the date the Staff indicates it has no further comments on such Registration Statement).

10.3         Piggy Back Registration Rights. If there is no Registration Statement covering the Registrable Securities in effect as of the Effectiveness Deadline, or if an effective Registration Statement covering the Registrable Securities fails to remain effective any time after the Effectiveness Deadline, then, if the Company, at any time subject to the last sentence of this Sction 10.3, proposes to register any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration on Form S-4, Form S-8 or any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, each such time, promptly give each Purchaser written notice of such registration (the “Piggy-Back Notice”). Upon the written request of any Purchaser, given within twenty (20) days after such Purchaser’s receipt of such Piggy-Back Notice from the Company, the Company shall, subject to the provisions of this section, include in a registration statement filed with the Commission under the Securities Act all of the Registrable Securities that the Purchaser has requested to be registered; provided, however, that if the managing underwriter of the subject proposed offering objects in writing to the inclusion of any Registrable Securities in the subject registration statement on the grounds that in its opinion such inclusion would materially adversely affect the distribution of all such securities or the price per share paid in such offering, the Company (subject to any other obligations existing on the date hereof to include shares) shall include in such registration the number of shares proposed to be registered by the Company and the Purchasers before including any other securities in the registration and, if additional reduction in the number of securities being registered is necessary, the Company shall include in such registration first, all shares proposed to be registered by the Company and second, a pro rata portion of such shares of the Purchaser based on the number of shares originally proposed to be registered by each such Purchaser. The rights granted pursuant to this Section 10.3 shall terminate upon the earliest of (i) the sale of all Registrable Shares pursuant to a Registration Statement, (ii) the sale of all Registrable Shares pursuant to Rule 144, or (iii) when all Registrable Securities are eligible to be sold pursuant to Rule 144 without any volume limitations.

10.4         Related Obligations. At such time as the Company is obligated to file a Registration Statement with the Commission pursuant to Section 10.1 hereof, the Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof, and, pursuant thereto, the Company shall have the following obligations:

(a)          The Company shall submit to the Commission, within three Business Days after the Company learns that no review of a particular Registration Statement will be made by the Staff or that the Staff has no further comments on a particular Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than two Business Days after the submission of such request. The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times with respect to each Purchaser’s Registrable Securities until the earlier of (i) the date as of which such Purchaser may sell all of the Registrable Securities covered by such Registration Statement under Rule 144 without volume or manner of sale restrictions and without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act or (ii) the date on which the such Purchaser shall have sold all of the Registrable Securities pursuant to such Registration Statement (the “Registration Period”). The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.

(b)          The Company shall prepare and file with the Commission such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is, to the extent required, to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act and SEC regulations with respect to timely amendments and disclosures and the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement.

(c)          Upon request of a Purchaser, the Company shall furnish to such Purchaser without charge, (i) promptly after the Registration Statement including such Purchaser’s Registrable Securities is prepared and filed with the Commission, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by the Purchaser, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, 10 copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Purchaser may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as the Purchaser may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities.

(d)          The Company shall notify the Purchasers in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and upon request deliver 10 copies of such supplement or amendment to the Purchasers (or such other number of copies as the Purchasers may reasonably request). Unless such information is publicly available, the Company shall also promptly notify the Purchasers in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Purchasers by facsimile or email on the same day of such effectiveness), (ii) of any request by the Commission for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

(e)          The Company shall use commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Purchaser who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of notice of the initiation or threat of any proceeding for such purpose.

(f)          If a Purchaser is required under applicable securities law to be described in the Registration Statement as an underwriter, at the reasonable request of the Purchaser, the Company shall furnish to the Purchaser, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as the Purchaser may reasonably request (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Purchaser, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Purchaser.

(g)          If a Purchaser is required under applicable securities law to be described in the Registration Statement as an underwriter, upon the written request of the Purchaser in connection with the Purchaser’s due diligence requirements, if any, the Company shall make available for inspection by (i) the Purchaser and its legal counsel and (ii) one firm of accountants or other agents retained by the Purchaser (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector solely for the purpose of establishing a due diligence defense under underwriter liability under the Securities Act, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to the Purchaser) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or related prospectus or is otherwise required under the Securities Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Purchaser agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Purchaser) shall be deemed to limit the Purchaser’s ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

(h)          The Company shall hold in confidence and not make any disclosure of information concerning the Purchasers provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. Should the Company intend to disclose any such information it shall first notify the affected Purchaser(s) incompliance with applicable privacy laws and regulations. The Company agrees that it shall, upon learning that disclosure of such information concerning any Purchaser is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Purchaser and allow such Purchaser, at such Purchaser’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(i)          The Company shall cooperate with the Purchasers and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Purchasers may reasonably request and registered in such names as the Purchasers may request.

(j)          If requested by a Purchaser, the Company shall (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as the Purchaser reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement if reasonably requested by the Purchaser.

(k)          The Company shall use commercially reasonable efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(l)          The Company shall otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission in connection with any registration hereunder.

(m)          Within two Business Days after a Registration Statement that covers Registrable Securities becomes effective under the Securities Act, the Company shall deliver to the transfer agent for such Registrable Securities (with copies to the Purchasers) confirmation that such Registration Statement has become effective under the Securities Act.

(n)          Notwithstanding anything to the contrary herein, at any time after the Effective Date, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a “Grace Period”); provided, that the Company shall promptly (i) notify the Purchasers in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to the Purchasers) and the date on which the Grace Period will begin, and (ii) notify the Purchasers in writing of the date on which the Grace Period ends; and, provided further, that the Grace Periods shall not exceed an aggregate of 30 Trading Days during any 365-day period and the first day of any Grace Period must be at least 15 days after the last day of any prior Grace Period (each, an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Purchasers receive the notice referred to in clause (i) and shall end on and include the later of the date the Purchasers receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 10.4(e) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 10.4(d) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of any Purchaser in accordance with the terms of this Agreement in connection with any sale of Registrable Securities with respect to which a Purchaser has entered into a contract for sale, and delivered a copy of the prospectus included as part of the applicable Registration Statement (unless an exemption from such prospectus delivery requirement exists), prior to the Purchaser’s receipt of the notice of a Grace Period and for which the Purchaser has not yet settled.

(o)          Neither the Company nor any Subsidiary or affiliate thereof shall identify any Purchaser as an underwriter in any public disclosure or filing with the Commission or any applicable Trading Market without the prior written consent of such Purchaser, and any Purchaser being deemed an underwriter by the Commission shall not relieve the Company of any obligations it has under this Agreement.

10.5         Obligations of the Purchasers.

(a)          At least five (5) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Purchaser in writing of any information the Company requires from such Purchaser in order to have that Purchaser’s Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Purchaser that the Purchaser shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

(b)          Each Purchaser, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless the Purchaser has notified the Company in writing of the Purchaser’s election to exclude all of the Purchaser’s Registrable Securities from such Registration Statement.

(c)          Each Purchaser agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 10.4(e) or the first sentence of 10.4(d), the Purchaser will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until the Purchaser’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 10.4(e) or the first sentence of 10.4(d) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of the Purchaser in accordance with the terms of this Agreement in connection with any sale of Registrable Securities with respect to which the Purchaser has entered into a contract for sale prior to the Purchaser’s receipt of a notice from the Company of the happening of any event of the kind described in Section 10.4(e) or the first sentence of 10.4(d) and for which the Purchaser has not yet settled.

(d)          Each Purchaser covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom (including, without limitation, Rule 172 under the Securities Act) in connection with sales of Registrable Securities pursuant to the Registration Statement.

10.6         Expenses of Registration. All reasonable expenses incurred in connection with registrations, filings or qualifications pursuant to Section 10, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company.

10.7         Reports under the Exchange Act. With a view to making available to the Purchasers the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Purchasers to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees to:

(a)          make and keep “current public information” “available,” as those terms are understood and defined in Rule 144, during the Reporting Period;

(b)          file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c)          furnish to the Purchasers so long as any Purchaser owns Registrable Securities, promptly upon request during the Reporting Period, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Purchasers to sell such securities pursuant to Rule 144 without registration.

The provisions of this Section 10.7 shall survive the termination of this Agreement.

10.8         Assignment of Registration Rights. The rights under Section 10 shall be automatically assignable by a Purchaser to any transferee of all or any portion of the Purchaser’s Registrable Securities if: (i) the Purchaser agrees in writing with the transferee or assignee to assign such rights and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act or applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of this Agreement.

10.9         Indemnification.

(a)          Company Indemnification. The Company will indemnify each Purchaser who holds Registrable Securities (if Registrable Securities held by such Purchaser are included in the securities as to which such registration is being effected), each of its officers and directors, partners, members and each person controlling such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, offering circular or other document (including, without limitation, any “free writing prospectus” (as defined in Rule 405 under the Securities Act) authorized by the Company for use in connection with such Registration Statement), or any amendment or supplement thereto, incident to any such Registration Statement, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (B) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to the Company in connection with any such registration, and in each case, the Company will reimburse each such Purchaser, each of its officers and directors, partners, members and each person controlling such Purchaser, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on (X) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Purchaser or controlling person, and stated to be specifically for use therein, (Y) the use by a Purchaser of an outdated or defective prospectus after the Company has notified such Purchaser in writing that the prospectus is outdated or defective or (Z) a Purchaser’s (or any other indemnified person’s) failure to send or give a copy of the prospectus or supplement (as then amended or supplemented), if required (and not exempted, including pursuant to Rule 172 under the Securities Act (or any successor rule)) to the Persons asserting an untrue statement or omission or alleged untrue statement or omission at or prior to the written confirmation of the sale of Registrable Securities.

(b)          Purchaser Indemnification. Each Purchaser holding Registrable Securities will, if Registrable Securities held by such Purchaser are included in the securities as to which such registration is being effected, severally and not jointly, indemnify the Company, each of its directors and officers, other holders of the Company’s securities covered by such Registration Statement, each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each such holder, each of its officers and directors and each person controlling such holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (A) any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, and only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company in an instrument or other written communication duly executed by such Purchaser and stated to be specifically for use therein, or (B) any violation by such Purchaser in connection with the disposition of such Purchaser’s Registrable Securities, of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to such Purchaser, and in each case, such Purchaser will reimburse the Company, each other holder, and directors, officers, persons, underwriters or control persons of the Company and the other holders for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action; provided, that the indemnity agreement contained in this Subsection 10.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such indemnifying Purchaser (which consent shall not be unreasonably withheld or delayed). The liability of any Purchaser for indemnification under this Section 10.9(b) in its capacity as a seller of Registrable Securities shall not exceed the amount of net proceeds to such Purchaser of the securities sold in any such registration.

(c)          Notice and Procedure. Each party entitled to indemnification under this Section 10.9 (the “Indemnified Party”) shall give written notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action and provided, further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or there are separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (whose consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement unless such judgment or settlement (x) includes, as an unconditional term thereof, the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation; and (y) does not include any admission of fault or culpability or a failure to act by or on behalf of such Indemnified Party.

(d)          Contribution. If the indemnification provided for in this Section 10.9 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages, expenses or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and of the Indemnified Party, on the other, in connection with the untrue statement or omission or alleged untrue statement or omission that resulted in such loss, claim, damage, expense or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Purchaser hereunder exceed the amount of net proceeds to such Purchaser of the securities sold in any such registration, less the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue statement or omission or alleged untrue statement or omission. The amount paid or payable by a party as a result of any loss, claim, damage, expense or liability shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 10.9 was available to such party in accordance with its terms. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers’ obligations to contribute pursuant to this Section 10.9(d) are several and not joint.

10.10         Survival. The obligations of the Company and the Purchasers under this Section 10 shall survive completion of any offering of Registrable Securities in a Registration Statement and the termination of this Agreement. The indemnity and contribution agreements contained in Section 10.9 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties and are not in diminution or limitation of other remedies or causes of action that the parties may have under this Agreement.

11.         Definitions. Unless the context otherwise requires, the terms defined in this Section 11 shall have the meanings specified for all purposes of this Agreement; provided, however, that capitalized terms that are not otherwise defined herein shall have the meanings given to such terms in the Certificate of Designation. All accounting terms used in this Agreement, whether or not defined in this Section 11, shall be construed in accordance with GAAP. If the Company has one or more Subsidiaries, such accounting terms shall be determined on a consolidated basis for the Company and each of its Subsidiaries, and the financial statements and other financial information to be furnished by the Company pursuant to this Agreement shall be consolidated and presented with consolidating financial statements of the Company and each of its Subsidiaries.

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Certificate of Designation” means the Certificate of Designation to be filed prior to the Closing by the Company with the Secretary of State of Delaware, in the form of Exhibit B attached hereto.

“Effective Date” means the date the Registration Statement pursuant to Section 10 has becomes effective under the Securities Act.

“Encumbrances” means a lien, claim, judgment, charge, mortgage, security interest, pledge, escrow, equity or other encumbrance other than restrictions pursuant to any applicable state or federal securities laws.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means U.S. generally accepted accounting principles consistently applied.

“Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority, self-regulatory organization or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

“Indebtedness” means (1) all indebtedness for borrowed money, (2) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business), (3) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (4) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (5) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (6) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (7) all indebtedness referred to in clauses (1) through (6) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (8) all contingent obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (1) through (7) above.

“Lien” means any mortgage, lien, pledge, charge, security interest or other similar encumbrance upon or in any property or assets (including accounts and contract rights).

“Material Adverse Effect” means any (i) adverse effect on the reservation, issuance, delivery or validity of the Securities, as applicable, or the transactions contemplated hereby or on the ability of the Company to perform its obligations under this Agreement, or (ii) material adverse effect on the condition (financial or otherwise), prospects, properties, assets, liabilities, business or operations of the Company and its Subsidiaries, taken as a whole.

“Material Contract” means all written and oral contracts, agreements, deeds, mortgages, leases, subleases, licenses, instruments, notes, commitments, commissions, undertakings, arrangements and understandings (i) which by their terms involve, or would reasonably be expected to involve, aggregate payments by or to the Company or any Subsidiary during any twelve month period in excess of $250,000, (ii) the breach of which by the Company or any Subsidiary would reasonably be expected to have a Material Adverse Effect, or (iii) which are required to be filed as exhibits by the Company with the Commission pursuant to Items 601(b)(1), 601(b)(2), 601(b)(4), 601(b)(9) or 601(b)(10) of Regulation S-K promulgated by the Commission.

“Person” means and includes all natural persons, corporations, business trusts, associations, companies, partnerships, joint ventures, limited liability companies and other entities and governments and agencies and political subdivisions.

“Permitted Indebtedness” means (1) Indebtedness existing on the Closing Date and disclosed in the SEC Reports, (2) Purchase Money Indebtedness, (3) Indebtedness to trade creditors incurred in the ordinary course of business, and (4) extensions, refinancings and renewals of any items of Permitted Indebtedness in clauses (1) and (2) hereof, provided that the principal amount is not increased, other than by their existing terms, or the terms modified to impose more burdensome terms upon Company and such Indebtedness shall not be secured by any additional collateral.

“Permitted Liens” means any Lien disclosed in an SEC Report and: (1) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (2) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (3) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (4) Liens (a) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (b) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (5) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (1) through (4) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (7) leases, subleases, licenses and sublicenses granted to others in the ordinary course of the Company’s business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole, and (8) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods.

“Preferred Shares” means the up to 40,000 shares of the Company’s Series A Convertible Preferred Stock, $0.01 par value, issued hereunder having the rights, preferences and privileges set forth in the Certificate of Designation, in the form of Exhibit B hereto.

“Pro Rata Interest” of a Purchaser means the number of Underlying Shares, relative to the total number of Underlying Shares of Preferred Shares, being sold hereunder, as reflected on Schedule I attached hereto.

“Purchase Money Indebtedness” means Indebtedness, incurred at the time of, or within 30 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

“Purchaser” has the meaning assigned to it in the introductory paragraph of this Agreement and shall include any Affiliates of the Purchaser.

“Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act pursuant to Section 10 hereof.

“Reporting Period” means the period commencing on the Closing Date and ending on the earlier of (i) the date as of which the Purchasers may sell all of the Securities under Rule 144 without volume or manner of sale restrictions and without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act and (ii) the date on which the Purchasers shall have sold all of the Securities pursuant to a Registration Statement or pursuant to Rule 144.

“Required Holders” means (i) prior to the Closing, (A) the Purchasers agreeing to invest at least 66% of the amount invested by all the Purchasers pursuant to this Agreement and (B) those certain designated stockholders agreed upon and disclosed in a side letter between the Company and Purchaser, and (ii) from and after the Closing, (A) the Purchasers beneficially owning (as determined pursuant to Rule 13d-3 under the Exchange Act but without giving effect to any limitation on the conversion of the Preferred Shares included in the Certificate of Designation) at least 66% of the Preferred Shares issued to them pursuant to this Agreement and (B) those certain designated stockholders agreed upon and disclosed in a side letter between the Company and Purchaser.

“Subsidiary” means any corporation, association trust, limited liability company, partnership, joint venture or other business association or entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled directly or indirectly by the Company or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such Person.

“Trading Day” means any day on which the Common Stock is traded on the Trading Market; provided, that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Markets Group Inc.

“Transaction Documents” means this Agreement, the Certificate of Designation, the Warrants and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

12.         Enforcement.

12.1      Cumulative Remedies. None of the rights, powers or remedies conferred upon the Purchasers on the one hand or the Company on the other hand shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

12.2      No Implied Waiver. Except as expressly provided in this Agreement, no course of dealing between the Company and the Purchasers or any other holder of shares of Common Stock and no delay in exercising any such right, power or remedy conferred hereby or now or hereafter existing at law in equity, by statute or otherwise, shall operate as a waiver of, or otherwise prejudice, any such right, power or remedy.

13.         Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be publicly disclosed by the Company in the press release to be issued, or 8-K Filing to be filed, pursuant to Section 6.7 herein, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have entered into a written agreement with the Company regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

14.         Miscellaneous.

14.1      Waivers and Amendments. Upon the approval of the Company and the written consent of the Required Holders, the obligations of the Company and the rights of any Purchasers under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely). Neither this Agreement, nor any provision hereof, maybe changed, waived, discharged or terminated orally or by course of dealing, but only by an instrument in writing executed by the Company and the Required Holders.

14.2      Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (a) when delivered, if delivered personally, (b) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (c) one Business Day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, or (d) when receipt is acknowledged, in the case of facsimile or email, in each case to the intended recipient as set forth below, with respect to the Company, and to the addresses set forth on the signature pages hereto with respect to the Purchasers.

If to the Company:

Skyline Medical Inc.

2915 Commers Drive, Suite 900

Eagan, Minnesota 55121

Attention: Chief Executive Officer

Facsimile No.: 651-389-4807

Email: jkornberg@skylinemedical.com

with a copy to:

Reed Smith LLP

599 Lexington Avenue

New York, NY 10022

Attention: Jeffrey Legault

Facsimile No.: 212.521.5450

Email: jlegault@reedsmith.com

or at such other address as the Company or each Purchaser each may specify by written notice to the other parties hereto in accordance with this Section 14.2.

14.3      No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

14.4      Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto, the successors and permitted assigns of each Purchaser and the successors of the Company, whether so expressed or not. None of the parties hereto may assign its rights or obligations hereof without the prior written consent of the Company, except as provided in Section 10.8 and except that a Purchaser may, without the prior consent of the Company, assign its rights to purchase the Securities hereunder to any of its Affiliates (provided such Affiliate agrees to be bound by the terms of this Agreement and makes the same representations and warranties set forth in Section 4 hereof). Except as otherwise provided herein, this Agreement shall not inure to the benefit of or be enforceable by any Person not a party hereto.

14.5      Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

14.6      Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to its conflict of law principles.

14.7      Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the City of New York and State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 14.2 shall be deemed effective service of process on such party.

14.8      Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts (including counterparts delivered by facsimile or other electronic format) shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

14.9      Entire Agreement. This Agreement including all Exhibits and other documents executed and delivered by the parties in connection with the Closing hereunder contain the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and, except as set forth below, such agreements supersede and replace all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and thereof. Notwithstanding the foregoing, this Agreement shall not supersede any confidentiality or other non-disclosure agreements that may be in place between the Company and any Purchaser.

14.10    Severability. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

*              *              *

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed as of the day and year first written above.

THE COMPANY

Skyline Medical Inc.

By:
Name:
Title:

[PURCHASER’S SIGNATURE PAGE SEPARATELY ATTACHED]

PURCHASER SIGNATURE PAGES

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed as of the day and year first written above.

For Entity Purchaser:	For Individual Purchaser:

(Print Entity Name)	(Your Signature)

(Indicate Whether Corporation,	(Your Printed Name)
Partnership, Etc.)

By:
(Your Signature)	(Your Social Security Number)

Name:
(Your Printed Name)

Title:

(Federal Identification Number)